Exhibit 99.5


                           CONSENT OF DIRECTOR NOMINEE

         The undersigned, pursuant to Rule 438 under the Securities Act, consents to the use of his name in the Registration Statement on Form S-11 of Berkeley Income Trust, Inc. as a person who is a Director Nominee of Berkeley Income Trust, Inc.

         Date: July 27, 2005                    /s/ Wayne Heldt
                                                ------------------------------
                                                Wayne Heldt